UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices)	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual and Special Meeting of Stockholders (the “Annual Meeting”) of Energizer Resources Inc. (the “Company”), held on February 19, 2013, the stockholders approved each of the proposals set forth below by the final voting results set forth below.

Proposal 1

To elect the following individuals as directors of the Company, each to serve until the next annual general meeting of the Company or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Votes Withheld
J.A. Kirk McKinnon	30,037,505	11,699,236
Richard E. Schler	30,213,805	11,522,936
Craig Scherba	30,038,240	11,698,501
John Sanderson	30,232,890	11,503,851
V. Peter Harder	30,228,855	11,507,886
Quentin Yarie	30,212,190	11,524,551
Johann De Bruin	30,228,340	11,508,401
Albert A. Theiss, Jr.	34,346,319	7,390,422

Proposal 2

To approve an increase of the Company’s authorized capital stock to 450,000,000 from 350,000,000, of which 440,000,000 will be deemed common shares and the remaining 10,000,000 will be deemed eligible to be divisible into classes, series and types as designated by the Board of Directors:

Number of Shares
Votes For	Votes Against	Abstain
42,724,431	12,366,645	220,768

Proposal 3

To approve an amendment to the Company’s Amended and Restated Stock Option Plan to increase the authorized number of options for common shares of the Company authorized to be issued to 32,500,000 from 27,000,000:

Number of Shares
Votes For	Votes Against	Abstain
18,011,342	14,904,170	215,229

Proposal 4

Approval of the amendment to the Company’s Articles of Incorporation to comply with Toronto Stock Exchange regulations regarding shares for services:

Number of Shares
Votes For	Votes Against	Abstain
47,581,001	884,406	6,846,438

Proposal 5

To ratify the appointment of MSCM LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013:

Number of Shares
Votes For	Votes Against	Abstain
47,583,945	875,772	6,852,126

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2013	Energizer Resources Inc.

By: /s/ Peter D. Liabotis
Peter D. Liabotis
Chief Financial Officer